EXHIBIT 10.1

Merchant ID: 1242693

Agreement #: APP-0000241413

BUSINESS LOAN AGREEMENT

Weekly Payments

This Business Loan Agreement (this “Agreement”) dated August 23, 2023 is between WebBank (“Lender”) and the borrower listed below (“Borrower”).

A. BORROWER INFORMATION

BUSINESS LEGAL NAME Infinite Group Inc.	D/B/A IGI
FEDERAL TAX ID# 521490422	STATE OF INCORPORATION / ORGANIZATION NY
PHYSICAL ADDRESS (BUSINESS LOCATION) 175 Sully's Trail Suite 202	CITY Pittsford	STATE NY	ZIP 14534
BUSINESS START DATE (MM/YY) 10/86	BUSINESS ENTITY TYPE (check one): Corporation ☒ Limited Liability Company ☐ Partnership ☐ Limited Partnership ☐ Limited Liability Partnership ☐ Sole Proprietorship ☐

B. PAYMENT INFORMATION

NAME James Villa	BUSINESS TITLE Owner
RESIDENTIAL ADDRESS 308 Rock Beach Rd	CITY Rochester	STATE NY	ZIP 14617

C. SIGNING PRINCIPAL/GUARANTOR INFORMATION

Principal Amount	$150,000.00	Weekly Payment Amount	$2,671.15

We will begin to debit the Weekly Payment Amount from your Designated Account on the first non-bank holiday weekday immediately following the day that we transfer the Principal Amount to you, and then on that same day of the week thereafter. The last payment could increase or decrease slightly from the above amount depending on the remaining balance, but will not increase the total Repayment Amount.

		Total Number of Weekly Payments	78
		Calendar Days to End of Loan Term	540
Cost-of-Funds	$58,350.00
Repayment Amount	$208,350.00 = Principal Amount + Cost-of-Funds (not including Origination Fee)
Origination Fee	2.99 % of the Principal Amount (excluding any portion of the Principal Amount being applied to repay an existing loan balance owed to us)
Other Up Front Fees	$0.00 Florida Documentary Stamp Tax (tax rate is $.35 per $100 of Principal Amount)

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D. CONTACT INFORMATION

EMAIL ADDRESS jvilla@igius.com	PHONE NUMBER 5852604777

E. KEY TERMS & CONDITIONS

You should read this entire Agreement before signing it, but we want you to be aware of the following terms and conditions:

1. ARBITRATION: Section 19 gives you and us the right to require any dispute to be resolved through BINDING INDIVIDUAL ARBITRATION rather than in court. Individual arbitration means that neither you nor we can assert claims on behalf of a class or in a representative capacity. You can opt out of this provision, without penalty, for a limited time.

2. FEES: Section 5.5 requires you to pay certain fees and charges in addition to the Repayment Amount. These fees and charges include, but are not limited to, the Origination Fee, which is equal to a percentage of the Principal Amount (excluding any portion of the Principal Amount being applied to repay an existing loan balance owed to us or our Assignees) as specified in Table C above, late fees, dishonored payment fees and site visit fees.

3. PREPAYMENT: Section 6 gives you the right to prepay your remaining obligation under this Agreement once 90 days have passed from the Effective Date. If you choose to exercise this right, you may be eligible for a discount of your remaining obligation reduced by an amount that is 30% of the outstanding Cost-of-Funds portion of your loan.

4. CREDIT REPORTS: Among other things, Section 10.11 allows us to pull your credit reports in connection with this loan and to determine your eligibility for other financial products.

5. COLLATERAL: Section 9 grants us a lien on your properties, assets and rights, which we may secure by the filing of a financing statement, and Section 21 restricts what you can do with such Collateral.

6. SIMULTANEOUS FUNDING RESTRICTION: Section 22 restricts your ability to seek certain types of additional financing before you have paid off your obligation to us.

7. TELEPHONE CONTACT: Section 14 allows us to contact you in certain ways and to record our telephone calls with you.

8. BANK HOLIDAYS: Section 5.3 states, among other things, that if your Weekly Payment Amount falls on a bank holiday, then we will debit the Designated Account for that week on the first weekday following the bank holiday.

WARNING REGARDING THIRD PARTY FEES: Please note, if you worked with a third-party to facilitate this loan, we may directly pay such third-party a referral fee, but we do not permit third parties to charge you fees in connection with the funding of your loan. Please notify CAN Capital, Inc., our Servicer, at 877-500-8282 immediately if any third party has charged you a fee for your loan.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for the name, address, date of birth (for any natural person), and other information that will allow us to identify the Signing Principal and your company. We may also ask to see the Signing Principal's driver’s license or other identifying documents about the Signing Principal and your company.

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Capitalized terms not defined below will have the meanings given to such terms in the above.

1. PARTIES. In this Agreement, the words “you” and “your” refer to Borrower. The words “we”, “us” and “our” refer to Lender and its successors or assigns, including any “Assignee” as defined in Section 11. “Principal” refers to each one of Borrower’s owners, shareholders, partners, members, principals, officers, directors and employees. “Signing Principal” refers to each Principal that has executed this Agreement or a Personal Guaranty of this Agreement.

2. EFFECTIVE DATE; TERM. The term of this Agreement (the “Term”) begins on the date we accept it at our home office in Utah by signing it or sending you the Principal Amount, whichever is earlier (the “Effective Date”). We may accept this Agreement without signing it by sending you the Principal Amount. You understand and agree that we are not required to send you the Principal Amount until: (a) you have provided us with all documents and fully met all conditions required by this Agreement; and (b) the security interests we are entitled to receive under this Agreement have been perfected. If there is a delay in your receipt of the Principal Amount for these or any other reasons, you agree that there will be no adverse consequence to you or us. If any Weekly Payment Amounts, or fees and other charges under Section 5.5 below, remain due and unpaid at the end of the Term, then the Term is automatically extended and the Term shall end when we have collected the Repayment Amount and all other amounts due under this Agreement. In addition, upon payment to us of the Repayment Amount and all other amounts due under this Agreement, and provided that you have done everything else you are required to do under this Agreement, the Term will end and you will have no further obligations to us under this Agreement except as otherwise stated below.

3. PRINCIPAL AMOUNT; USE OF LOAN PROCEEDS. You represent to us and agree that the Principal Amount will be used only: (a) to buy merchandise, inventory or related goods you will rent or sell to your customers, (b) to buy equipment or other goods for use in your business, (c) for training or other services needed by your business, and/or (d) to make improvements to your business location (but not to buy real estate). REGARDLESS OF ANYTHING ELSE STATED IN THIS AGREEMENT, YOU ACKNOWLEDGE AND AGREE THAT: (A) YOU WILL USE THE PRINCIPAL AMOUNT (AND THE GOODS OR SERVICES YOU BUY WITH THE PRINCIPAL AMOUNT) SOLELY FOR BUSINESS PURPOSES AND NOT FOR CONSUMER, PERSONAL, FAMILY OR HOUSEHOLD PURPOSES; (B) YOU WILL NOT USE THE PRINCIPAL AMOUNT TO FUND DIVIDENDS OR DISTRIBUTIONS TO ANY OF YOUR SHAREHOLDERS, PARTNERS, MEMBERS OR ANY OTHER OWNER OF ANY EQUITY INTEREST IN YOUR BUSINESS OR TO PURCHASE STOCK OR OTHER SECURITIES OF ANY KIND; (C) YOU WILL NOT PURCHASE STOCK OR OTHER SECURITIES WITH THE PROCEEDS OF THIS LOAN AND THIS LOAN MAY NOT BE SECURED BY ANY STOCK OR OTHER SECURITIES PURCHASED ON MARGIN; AND (D) THE LOAN DOCUMENTED BY THIS AGREEMENT IS NOT A "CONSUMER TRANSACTION" AS DEFINED IN THE UNIFORM COMMERCIAL CODE (“UCC”).

4. PROMISE TO PAY. In exchange for us loaning you the Principal Amount, you unconditionally promise to pay us the Repayment Amount and all other amounts this Agreement requires you to pay. You agree to make payments to us in the manner stated in Section 5 of this Agreement. As part of your agreement to repay us without conditions, you waive (both as to the original loan and any renewal, extension, refinancing, modification or consolidation of the loan): (a) protest, demand and presentment: (b) notice of dishonor, protest or suit; (c) all other notices or requirements necessary to hold you liable hereunder; and (d) all rights of exemption under the constitution or laws of any state as to real or personal property. YOU AGREE THAT YOUR OBLIGATIONS UNDER THIS AGREEMENT ARE ABSOLUTE AND UNCONDITIONAL, MAY NOT BE PREPAID EXCEPT AS SPECIFICALLY STATED HEREIN, AND SHALL CONTINUE IN FULL FORCE AND EFFECT REGARDLESS OF ANY CIRCUMSTANCE WHATSOEVER, AND THAT SUCH OBLIGATIONS SHALL NOT BE AFFECTED BY ANY COUNTERCLAIM, SET-OFF, RECOUPMENT, OFFSET, DEFENSE OR OTHER ALLEGED RIGHT AGAINST US.

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5. METHOD OF REPAYMENT.

5.1 Designated Account. The “Designated Account” is the account into which we deposit the Principal Amount based on the business bank account information you provide us by way of a voided check or bank notice, or any successor account(s) to such account of which you provide us notice, subject to our approval. You represent, warrant and agree that the Designated Account (i) is and shall be a business bank account during the Term of this Agreement, (ii) is not and will not be during the Term of this Agreement an account established primarily for personal, family or household purposes or otherwise an “account” as defined in 15 U.S.C. 1693a and Regulation E, and (iii) shall have sufficient funds during the Term of this Agreement for all debits and other withdrawals contemplated by this Agreement to be made on our behalf. If the Designated Account at any time lacks sufficient funds for any debit or other withdrawal required by this Agreement to be made on our behalf, you agree to immediately transfer sufficient funds to the Designated Account or pay to us such funds.

5.2 Payment through Weekly ACH Debits. Except as set forth in Section 5.3, you shall pay us the Weekly Payment Amount (set forth under “Payment Information” on page 1, Table C) on the same weekday each calendar week during the Term of the loan (each a “Payment Date”), by authorizing and allowing Lender and/or Operator (defined below) to debit or otherwise withdraw the Weekly Payment Amount from the Designated Account on each Payment Date. Borrower hereby authorizes and requests Lender and/or each Operator to debit or otherwise withdraw the Weekly Payment Amounts from the Designated Account on each Payment Date until we have received the entire Repayment Amount and all amounts due and/or owed under this Agreement, including without limitation each Weekly Payment Amount and all late fees, taxes, non-sufficient funds charges, reimbursements and other amounts due pursuant to this Agreement. Borrower further: (a) authorizes Lender and each Operator to deliver a copy of this Agreement to the Bank as evidence of Borrower’s authorization, and (b) agrees that, except to the extent prohibited by applicable law, Borrower’s authorizations to Lender and each Operator hereunder may be revoked only with Lender’s prior written consent. For purposes of this Agreement, the term “Operator” shall mean any person or entity we designate to debit or otherwise withdraw (via the Automated Clearing House (“ACH”) system, electronic checks, wires, or otherwise) any amounts from your accounts as authorized or permitted by this Agreement.

5.3 Bank Holidays and Other Exceptions. Lender and/or Operator will debit the Designated Account for Weekly Payment Amounts only on Payment Dates on which the Bank is open and able to process ACH transactions. If the Bank is not open or not able to process ACH transactions for reasons other than an insufficient Designated Account balance, then Lender or Operator will debit the Designated Account for the Weekly Payment Amount due on the next available day.

5.4 Authorization to Access and Withdraw from Designated Account. You authorize and request Lender and/or Operator to debit or otherwise withdraw (via the ACH system, electronic checks, wires or otherwise) the Weekly Payment Amounts from the Designated Account each week until we have received the entire Repayment Amount and all other amounts you owe to us under this Agreement. You agree that, except to the extent prohibited by applicable law, you will not revoke this authorization and instruction without our prior written consent.

In the event a withdrawal fails for non-sufficient funds in your Designated Account, Lender and/or Operator reserve the right to resubmit the ACH payment request, and you hereby authorize us to either reinitiate that debit up to two (2) additional times until the debit is paid, and, to the extent such debit remains unpaid, to add all or a portion of the Weekly Payment Amount associated with the unpaid debit to a debit for a subsequent Weekly Payment Amount. You acknowledge and agree that we and Operator may issue pre-notifications to your Bank with respect to such debits, withdrawals and other transactions. You agree that Operator may rely upon our instructions, without any independent verification, in making the transactions described above. You waive any claim for damages you may have against Operator in connection with actions taken based on our instructions, unless such damages were due to Operator’s failure to follow our instructions. You acknowledge and agree that (a) Operator will be acting on our behalf with respect to the Designated Account, (b) Operator may or may not be our affiliate, and (c) we are not responsible and shall not be liable for, and you agree to hold us harmless for, the actions of Operator. You understand and agree that this Agreement allows us to access the Designated Account. Within two business days of any request by us, you shall provide, or cause Operator or the Bank to provide, us with records and/or other information regarding the Designated Account. You hereby authorize and direct the Bank to provide us with all such information.

5.5 Fees. In addition to the Repayment Amount, you agree to pay us the following fees and charges: (a) a one-time, nonrefundable Origination Fee in an amount calculated as set forth on page 1, Table C; (b) a fee of $30 (or such lesser amount as permitted by applicable law) for each returned, rejected or dishonored payment, ACH debit, or wire transfer withdrawal, it being understood that we have the right to receive such fee for each business day on which we or our designee attempted and were unable to debit or otherwise withdraw from your accounts the amount we were entitled to receive as of such date; (c) the cost of any site visit that confirms a violation of this Agreement, not to exceed $500 for each such visit; (d) a monthly late fee equal to $50.00 if any Weekly Payment Amount(s) are due but unpaid as of the last day of each calendar month, with such late fee due and debited on any Payment Date thereafter; (e) a fee of $250 if you block us from deducting the Weekly Payment Amount from your Designated Account, and (f) charges for providing copies and other documentation you request from us (a list of such charges will be made available upon request or online). Borrower hereby authorizes and requests Lender and/or each Operator to withdraw the Origination Fee from the Designated Account on or after the Effective Date. If any Weekly Payment Amount(s), fees, charges or other amounts owed under this Agreement are due and unpaid at the end of the loan Term, the Term shall be automatically extended (without notice to you) and we may continue to withdraw the Weekly Payment Amount (and any other additional amounts or fees due hereunder) from the Designated Account each Payment Date until all amounts due to us under this Agreement have been paid in full.

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6. PREPAYMENT. Beginning 90 calendar days after the Effective Date, you may, upon notice and request to us, prepay in full all of your remaining obligations under this Agreement, which amount shall include any accrued or unpaid payments, fees and charges due as of the date of repayment (your “Remaining Obligation”). IF, AND ONLY IF, YOU MAKE YOUR PREPAYMENT VIA THE DESIGNATED ACCOUNT, YOU WILL ALSO QUALIFY FOR AN EARLY REPAYMENT DISCOUNT. This discount will be communicated to you by letter as an “Early Repayment Amount” calculated as of the date of that letter. The Early Repayment Amount will be your Remaining Obligation reduced by an amount that is 30% of the outstanding Cost-of-Funds portion of your loan. Your outstanding Cost-of-Funds will be calculated from our internal loan amortization schedule. You must pay the Early Repayment Amount exactly as specified in the letter we provide you. Your account will then be reconciled as of the date that your payment is actually received, and any excess payment amount will be handled in accordance with Section 8.3.

7. DEFAULT; REMEDIES.

7.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement: (a) at any given time during the Term of the Agreement any Weekly Payment Amount has become due but remains unpaid for at least 5 calendar days; (b) you fail to pay any amount you owe us under this Agreement (other than Weekly Payment Amounts) within 30 days after we request in writing that you do so; (c) you revoke or cancel any authorization for Lender or Operator to debit or otherwise withdraw from or access the Designated Account (but only to the extent that the prohibition on your revoking or canceling such authorization contained in this Agreement is not prohibited by applicable law); (d) you fail to maintain insurance required hereunder; (e) any warranty, representation or statement made or furnished to us by you or Signing Principal or on your or Signing Principal’s behalf under this Agreement is or becomes false or misleading in any material respect; (f) this Agreement ceases to be in full force and effect at any time and for any reason (including failure to create a validly perfected security interest or Lien); (g) you: (i) legally dissolve, are adjudicated insolvent or bankrupt or cease to pay your debts as they mature, (ii) make a general assignment for the benefit of or enter into an arrangement with creditors, (iii) apply for or consent to the appointment of a receiver, trustee or liquidator of you or a substantial part of your property, (iv) take action to dissolve or terminate your legal existence, or authorize; (v) file a voluntary petition in bankruptcy or under any similar law, or suffer such a petition or proceeding to be instituted against you; or (vi) if an individual operating as a sole proprietorship, you die or become legally incompetent; (h) commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any of your creditors or by any governmental agency against any Collateral (as defined in Section 9), including a garnishment of any of your accounts or deposit accounts; (i) you fail to perform or comply with any other term, provision, condition, covenant or agreement contained in this Agreement or any other documentation related to this Agreement; (j) you default under any other agreement with us, any Assignee or any affiliate of either us or any Assignee, or under any agreement with any third party material to your business or providing for the lease of real or personal property or the repayment of money borrowed; (k) we reasonably deem ourselves insecure with respect to your performance hereunder or in our rights with respect to the Collateral; and (l) any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of your obligations hereunder.

7.2 Remedies. Upon the occurrence of an Event of Default under Section 7.1(g)(v), the unpaid balance of the Repayment Amount and all other amounts you owe us under this Agreement shall automatically become immediately due and payable. Upon the occurrence of any other Event of Default, we shall have the right, but not the obligation, to declare the unpaid balance of the Repayment Amount and all other amounts you owe us under this Agreement to be immediately due and payable. We shall have and may exercise all the rights and remedies of a secured creditor under the UCC. In addition, we shall have and may exercise any and all other rights and remedies available to us at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of our rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by us to pursue any remedy will not constitute a waiver of our rights to pursue other remedies. No forbearance or delay by us shall be deemed to waive any of our rights or remedies or create a course of dealing between or among the parties hereto. Any election by us to make expenditures or to take action to perform one or more of your obligations under this Agreement, after your failure to perform, shall not affect our right to declare an Event of Default and exercise our remedies.

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8. ADDITIONAL REPAYMENT TERMS.

8.1 Other Payment Methods. Subject to Section 6, you may make payments to us in addition to Weekly Payment Amounts to satisfy your obligations under this Agreement. All such payments must be made in immediately available funds and U.S. Dollars paid by check, money order, wire transfer, ACH credit or any pay by-phone or on-line service that we offer. Any payments sent by mail or overnight courier must be addressed to WebBank, c/o CAN Capital, Inc. at the address set forth in Section 15, Attn: Customer Service Department. You acknowledge and agree that payments sent to any other address may not be timely processed or credited. Any payments made pursuant to this Section 8.1 shall not affect in any way your obligation to pay Weekly Payment Amounts. We may accept late, postdated or partial payments without losing any of our rights under this Agreement or otherwise. We have no obligation to hold postdated checks and may process any postdated check on the date we receive it without being liable to you for any damages or other claims you may assert, which you hereby expressly waive. You agree not to mark any partial payment “paid in full,” “without recourse,” “in full satisfaction” or with any similar language, and you agree that any such notations shall have no force or effect and that we will not lose any of our rights under this Agreement if we accept any such payments.

8.2 Application of Payments. Subject to applicable law, we reserve the right to allocate the Weekly Payment Amounts or any other payments received between the Principal Amount, Cost-of-Funds and fees in any manner we chose in our sole discretion, it being understood and agreed that any fees and Cost-of-Funds will generally be paid during the earlier portion of the Term.

8.3 Excess Cash. In the event the amount of cash remitted by you pursuant to this Agreement exceeds the sum of the Repayment Amount and any other amounts we are entitled to receive hereunder (such excess being the “Excess Cash”) by at least $20.00, we agree to pay the full amount of such Excess Cash to you within 30 days after our receipt thereof. In the event the Excess Cash is less than $20.00, you agree to forfeit such Excess Cash to us in consideration for administrative costs associated with handling Excess Cash. You acknowledge and agree that we have no obligation to take any action (including against Operator) with respect to any cash being held by Operator, which will become Excess Cash once it is paid by Operator to us, prior to our receipt of such Excess Cash.

8.4 Reliance on Terms. The provisions of this Agreement are for the benefit of you, Signing Principal, us, and Operator. Notwithstanding the fact that Operator is not a party to this Agreement, Operator may rely upon the terms of this Agreement and raise them as defenses in any action by you or Signing Principal.

8.5 Indemnification; Limitation of Liability. You shall indemnify and hold each of us, Operator, its and our respective officers, directors, affiliates, employees, agents, attorneys, representatives, successors and assigns (collectively, the “Indemnified Parties”) harmless from and against all losses, damages, claims, liabilities, obligations, penalties, suits, actions, controversies, or proceedings of any kind, imposed upon, incurred by, or asserted against any of the Indemnified Parties, in any way arising from, in connection with, relating to, or incident to your breach of this Agreement or any and all actions taken by Operator in reliance upon information or instructions provided to Operator by us, including the payment of all costs and expenses of every kind for the enforcement of our rights and remedies hereunder, including reasonable attorneys’ fees, costs of any trial, arbitration, appellate court proceeding, administrative proceeding, or any negotiations or consultations (the “Indemnified Amounts”). Such Indemnified Amounts will bear interest at the rate for prejudgment interest prevailing in your jurisdiction until paid. IN NO EVENT WILL WE OR ANY OPERATOR BE LIABLE FOR ANY CLAIMS ASSERTED BY YOU UNDER ANY THEORY OF LAW, INCLUDING ANY TORT OR CONTRACT THEORY FOR LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH YOU HEREBY EXPRESSLY WAIVE.

9. GRANT OF SECURITY INTEREST. Capitalized terms used in this Section 9 without definition which are not defined elsewhere in this Agreement have the meanings defined in the UCC. For valuable consideration and to secure the prompt payment and performance in full of all of your, any Principal’s or any of your affiliates’ indebtedness, liabilities and obligations to us, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such indebtedness, liabilities and obligations relate to the loan described in this Agreement and whether or not contemplated by the parties hereto at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and including obligations to perform acts and refrain from taking action as well as obligations to pay money, including all principal, interest, other fees and expenses, you hereby grant to us a security interest in the following properties, assets and rights (the “Collateral”), wherever located, whether now owned or hereafter acquired or arising and howsoever your interest therein may arise or appear (whether by ownership, lease, security interest, claim, or otherwise): (a) any and all amounts owing to you now or in the future from any merchant processor; (b) all Accounts; (c) all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper); (d) all Instruments; (e) all Goods, including, without limitation, Equipment, motor vehicles, Inventory, Farm Products, Accessions, and As Extracted Collateral; (f) all Documents; (g) all General Intangibles (including, without limitation, Payment Intangibles and software); (h) all Deposit Accounts; (i) all Letter of Credit Rights; (j) all Investment Property; (k) all Supporting Obligations; (l) all trademarks, trade names, service marks, logos and other sources of business identifiers, and all registrations, recordings and applications with the U. S. Patent and Trademark Office (“USPTO”) and all renewals, reissues and extensions thereof (collectively “IP”); (m) any records and data relating to any of the foregoing, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of your right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media; and (n) any and all proceeds of any of the foregoing, including insurance proceeds or other proceeds from the sale, destruction, loss, or other disposition of any of the foregoing, and sums due from a third party who has damaged or destroyed any of the foregoing or from that party’s insurer, whether due to judgment, settlement or other process. You irrevocably authorize us and our designees at any time and from time to time to file: (i) in any filing office in any jurisdiction any initial financing statements and amendments thereto that indicate the collateral therein as all of your assets or words of similar effect, regardless of whether such description is greater in scope than the Collateral pledged to us hereunder; and (ii) such recordations with the USPTO we deem necessary or desirable to evidence the security interest in IP described above.

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10. REPRESENTATIONS, WARRANTIES AND COVENANTS.

You and Signing Principal represent, warrant and covenant the following as of the Effective Date and during the Term of this Agreement:

10.1 Your Business and Operations. You shall: (a) not materially change the nature of your business from what was originally disclosed to us in connection with this Agreement; and (b) not sell or otherwise transfer your business without: (i) our express prior written consent, which we may withhold in our sole discretion for any reason or no reason, and (ii) the assumption by transferee of all of your obligations under this Agreement using documentation reasonably satisfactory to us, provided such assumption will not release you from liability under this Agreement.

10.2 Name, Location, Authority, Etc. (a) You are and shall remain duly organized, licensed, validly existing and in good standing under the laws of your state or jurisdiction of organization and are and shall remain duly qualified, licensed and in good standing in each and every other state and jurisdiction in which the failure to do so could have a material adverse effect on your financial condition, business or operations; (b) your exact legal name set forth under “Borrower Information” on page 1, Table A, is true and correct and you do not and shall not conduct your business under any other name; (c) you shall not change your place of business, your legal name, entity type or state or jurisdiction of organization, unless you have provided us with at least 60 days’ prior written notice and you, at your sole cost and expense, provide such documents, agreements and information we request and take such other actions as we deem necessary or desirable to protect our interests hereunder and in the Collateral; (d) you are authorized and permitted, by law, your organizational documents, contracts to which you or Signing Principal is a party and otherwise, to execute, deliver and perform this Agreement and all related documents; (e) all of your organizational and formation documents and all amendments thereto have been duly filed and are in proper order and any capital stock, membership interests or other ownership interest issued by you and outstanding was and is properly issued and all of your books and records are accurate and up to date and will be so maintained; (f) you are subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction that could have a material adverse effect on your financial condition, business or prospects; (g) you are and will continue to be in compliance with your organizational and formation documents, all contractual requirements by which you may be bound, and all applicable federal, state and local laws, statutes, regulations, ordinances and rules pertaining to the conduct of your business, including without limitation the regulations of card associations and payment networks; (h) there is no action, suit, proceeding or investigation pending or, to your knowledge, threatened against or affecting you or any of your assets before or by any court or other governmental authority which, if determined adversely to you, would have a material adverse effect on your financial condition, business or prospects or the value of the Collateral; and (i) you possess and are in compliance with all permits, licenses, approvals, consents, registrations and other authorizations necessary to own, operate and/or lease your properties and to conduct your business.

10.3 Location of the Collateral. You agree to keep the Collateral (or, to the extent the Collateral consists of intangible property such as Accounts or General Intangibles, the records concerning the Collateral) at the location(s) shown under “Borrower Information” on page 1, Table A, or at such other locations as we have agreed to in advance in writing. Upon our request, you will deliver to us in form satisfactory to us a schedule describing the Collateral in such detail as we reasonably request. You shall not remove the Collateral from its existing location without our prior written consent.

10.4 Repairs and Maintenance. You shall: (a) only use Collateral in a prudent, businesslike manner for its originally intended purpose and solely for business purposes and NOT for any consumer, personal, household or family purpose; (b) comply promptly with all applicable insurance policies, laws, ordinances, rules, regulations and requirements of all governmental authorities, now or hereafter in effect, applicable to the ownership, production or disposition thereof; and (c) pay when due all taxes and claims for work done on, or services or material furnished in connection with, the Collateral.

10.5 Inspection of Collateral and Place of Business. We or our designated representatives and agents shall have the right during your normal business hours and at any other reasonable time to examine the Collateral where located and the interior and exterior of any of your places of business. During an examination of any of your places of business, we may examine, among other things, whether you (a) have a place of business that is separate from any personal residence, (b) are open for business, and (c) have sufficient inventory to conduct your business. When performing an examination, we may photograph the interior and exterior of any your places of business, including any signage, and may photograph any Principal.

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10.6 Insurance. You shall maintain insurance in such amounts and against such risks as are consistent with past practice and shall show proof of such insurance upon our request. You shall promptly notify us of any loss or damage to the Collateral.

10.7 Business Information; Reliance; Compliance. All information (financial and other) provided by or on your or Signing Principal’s behalf to us in connection with or pursuant to this Agreement is true, accurate and complete in all respects. You and Signing Principal shall furnish us and Operator such information as we may request from time to time. You acknowledge and agree that all information (financial and other) provided by or on behalf of you and/or Signing Principal has been relied upon by us in connection with our decision to loan you the Principal Amount. You acknowledge and agree that neither we nor Operator will provide you with any tax, accounting, legal or other professional or expert advice of any kind, nor will you treat or rely on any information provided to you by us or Operator as such.

10.8 Solvency. You do not presently intend to close or cease operating your business, in whole or in part, temporarily or permanently. As of the date of this Agreement, you are solvent and are not contemplating any insolvency or bankruptcy proceeding. During the four months preceding the date of this Agreement, neither you nor any Principal has discussed with or among your management, with counsel, or with any other advisor or creditor, any potential insolvency, bankruptcy, receivership, or assignment for the benefit of your creditors and no such action or proceeding has been filed or is pending. Other than as disclosed to us in a writing attached to this Agreement, no eviction or foreclosure is pending or threatened against you.

10.9 Confidentiality. You and Signing Principal understand and agree that the terms and conditions of the products and services we offer, including this Agreement and any other documentation provided by us (“Confidential Information”) are our proprietary and confidential information. Accordingly, unless disclosure is required by applicable law or court order, you and Signing Principal shall not disclose (and you and Signing Principal shall cause each Principal not to disclose) Confidential Information to any person other than your attorneys, accountants, financial advisors or employees who need to know such information for the purpose of advising you (“Advisors”), provided that such Advisors use such information solely to advise you and first agree in writing to keep such information confidential.

10.10 Publicity. You and Signing Principal authorize us to use your, his or her name in a listing of clients and in advertising and marketing materials.

10.11 Credit Reports and Information Sharing. YOU AND SIGNING PRINCIPAL HEREBY AUTHORIZE US, OUR AGENTS AND REPRESENTATIVES, AND ANY CREDIT REPORTING AGENCY ENGAGED BY ANY OF THE FOREGOING, TO (A) INVESTIGATE ANY REFERENCES GIVEN OR ANY OTHER STATEMENTS OR DATA OBTAINED FROM OR ABOUT YOU OR SIGNING PRINCIPAL FOR THE PURPOSE OF THIS AGREEMENT, AND (B) OBTAIN YOUR AND SIGNING PRINCIPAL’S BUSINESS AND PERSONAL CREDIT BUREAU REPORTS FROM TIME TO TIME, (I) AT ANY TIME NOW OR FOR SO LONG AS YOU OR SIGNING PRINCIPAL CONTINUE TO HAVE ANY OBLIGATION TO US AS A CONSEQUENCE OF THIS AGREEMENT, OR (II) AT ANY TIME IN ORDER FOR US TO DETERMINE YOUR ELIGIBILITY FOR A FINANCIAL PRODUCT OFFERED BY US. By entering into this Agreement, you hereby authorize us to share information regarding you and/or Signing Principal and relating to your application, the loan, and the status of your account (including amount repaid, eligibility for additional funding, collections and payment statuses, etc.) to credit bureaus, any service providers we utilize in connection with performing our due diligence, our affiliates and any broker or other third party that you and/or Signing Principal may be working with or represented by (including brokers, independent sales organizations & other representatives). Such parties may use the shared information when considering whether to offer financial or other products or services in the future. You and Signing Principal hereby waive to the maximum extent permitted by law any claim for damages against us and our affiliates, agents, employees and representatives relating to (i) any investigation undertaken by such person and/or entities as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement. You also agree that we may release any such information if we believe it is required to comply with any governmental or legal action, whether or not such release is actually required, or when it is necessary or desirable in connection with a transaction or investigation of a potential loss. If you or Signing Principal fails to satisfy the terms of your respective credit obligations hereunder, we may submit a negative credit report to a credit reporting agency that adversely effects the credit score or record of you and/or the Signing Principal.

10.12 D/B/As and Proxies. You and Signing Principal hereby acknowledge and agree that we may use “doing business as” or “d/b/a” names or third-party proxy services in connection with various matters relating to the transactions between you and us, including the filing of UCC-1 financing statements and other notices or filings.

10.13 Collection Costs and Fees. To the extent not prohibited by applicable law or applicable arbitration rules or procedures, you shall pay to us any and all expenses, including collection costs, attorneys’ fees and expenses, expert fees and expenses, and all other expenses which may be incurred by us in the prosecution, defense, settlement and/or other resolution of any claim, demand, action or proceeding arising out of or relating to this Agreement, the Collateral or any of our related rights or interests, regardless of whether you are a party to that action or proceeding or made aware of the claim or demand before it is resolved. Without limiting the generality of the foregoing, the expenses you shall pay to us include counsel fees and expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by us for the purpose of administering, protecting or realizing our security under this Agreement. All amounts described in this Section 10.13 shall be considered advances to protect our security, and shall be secured by this Agreement.

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11. ASSIGNMENT. Without our prior written consent, you shall not pledge, cancel, revoke or assign this Agreement or your rights hereunder. Any prohibited assignment shall be void. No consent to an assignment by us shall release you from your obligations hereunder. We may assign, mortgage, pledge or otherwise transfer or delegate this Agreement or any of our rights or obligations hereunder to any party (each, an “Assignee”) without notifying you or obtaining your consent. Without limiting the generality of the foregoing, we may grant a security interest in any and all of our rights and interests pursuant to this Agreement, including our rights and interests in and to the Weekly Payment Amounts and the Repayment Amount, and including to parties from whom we may obtain financing (any such Assignee, a “Secured Party”), and you agree that any such Secured Party is entitled, to the extent of the applicable assignment or other agreement between us and such Secured Party, to enforce any and all of our rights, remedies and interests under this Agreement. Any Secured Party shall have all of our rights, but no liability for any of our obligations, under this Agreement, and you agree that you will not assert against any Secured Party any defense, counterclaim, set-off, recoupment, offset or other alleged right that you may have against us. Upon and following receipt of written notification by an Assignee to you, you are authorized and directed to remit any and all amounts then or thereafter payable by you under this Agreement directly to such Assignee. As between you and any such Assignee, any remittance sent to us following such receipt shall not constitute payment unless and until such payment is actually received by such Assignee.

12. RIGHT TO PERFORM; FURTHER ASSURANCES. If you fail to carry any insurance or render any other performance required by this Agreement, we may, at our sole option and without obligation, do so and you will reimburse us together with interest from the date of the expense to the date of reimbursement at the rate for prejudgment interest prevailing in your jurisdiction. You hereby appoint us as your true and lawful attorney and agent to, in your name, execute, file, communicate, record and deliver any documents we deem appropriate to protect our interest in this Agreement or any Collateral or the proceeds thereof. This power, being coupled with an interest, shall be irrevocable until all your obligations hereunder have been indefeasibly and fully paid and performed. YOU ACKNOWLEDGE THAT THE FEES WE CHARGE TO YOU FOR LATE PAYMENTS, DOCUMENTATION, ORIGINATION, ADMINISTRATION, TAX COMPLIANCE, INSURANCE OR ANY OTHER MATTER ASSOCIATED WITH THIS AGREEMENT MAY REPRESENT PROFIT TO US IN WHOLE OR IN PART AND MAY NOT BE MERELY A REIMBURSEMENT FOR ACTUAL COSTS. You agree to execute and deliver any additional writings and take any other actions we reasonably request to evidence or effect your agreements and obligations under this Agreement.

13. USURY SAVINGS CLAUSE. It is the intention of parties hereto to comply strictly with applicable usury laws and, accordingly, in no event shall we ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate of interest, which we may lawfully charge under applicable law (the “Maximum Rate”). In the event that we ever receive, collect, or apply as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal balance owed hereunder; and if said principal balance, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to you, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which we may lawfully charge under applicable law, the parties hereto shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the parties hereto, that operates to obligate or compel you to pay interest in excess of the Maximum Rate shall be construed to require payment of the Maximum Rate only. The provisions of this Section 13 shall prevail over any other provision herein or in any other agreement between the parties hereto that is in conflict with the provisions of this Section 13.

14. CONTACTING YOU; PHONE AND TEXT MESSAGES. You and Signing Principal authorize us and our affiliates, agents, representatives, assigns and service providers (collectively, the "Messaging Parties") to provide information about this Agreement and the loan (including without limitation information about upcoming payment due dates, missed payments, returned payments, the Messaging Parties' servicing and/or collection of amounts owed to the Messaging Parties or any other matter) using automatic telephone dialing systems, artificial or prerecorded voice message systems, text messaging systems, facsimile machines, automated email systems and any other method of communication. You and Signing Principal authorize the Messaging Parties to make such communications using any telephone numbers (including wireless, landline, residential, facsimile and VOIP numbers) or email addresses supplied in connection with this Agreement or the loan. Anyone with access to the telephone or email accounts supplied may listen to or read the messages the Messaging Parties leave or send, and you and Signing Principal agree that the Messaging Parties will have no liability for any such access. You and Signing Principal further agree that the Messaging Parties will have no liability for any charges from your telecommunications, wireless and/or Internet service providers for the telephone calls, facsimile or text messages or emails we make or send. You and Signing Principal expressly authorize the Messaging Parties to monitor and record your calls with the Messaging Parties. Consent to receive text messages and calls to a cell phone or to receive artificial or prerecorded voice message system calls may be withdrawn by calling 877-500-8282. To stop text messages, reply “STOP” to any text message from the Messaging Parties. To stop emails, follow the opt-out instructions included at the bottom of the Messaging Parties' emails.

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15. COMMUNICATIONS.

15.1 YOUR AUTHORIZED REPRESENTATIVES. You acknowledge that we will only communicate directly with your Principals, other persons you authorize us to communicate with or your authorized attorney-at-law (your “Authorized Representatives”) in discussing your loan and/or your obligations under this Agreement. You agree not to authorize any other third-party to contact us regarding this Agreement and any attempt to do so shall automatically be void. We shall have the right, in our sole discretion, to refuse to discuss this Agreement with any person who is not your Authorized Representative. We shall also have no obligation to comply with any instructions or directions provided by a person who is not an Authorized Representative.

15.2 NOTICES. Any notice or other communication required or desired to be given shall be in writing and shall be sent by certified mail, return receipt requested, by a nationally recognized express courier service (such as FedEx) or personally served, and shall be deemed to be duly given when postmarked by the United States Post Office, when deposited with a nationally recognized express courier service or when personally served. Each such notice to Borrower shall be at the address set forth under “Borrower Information” on page 1, Table A, and any such notice to Lender shall be at the following address (or to any other address as may be specified by either party by a notice given as provided herein):

WebBank c/o CAN Capital, Inc., as Servicer

1850 Parkway Place, Suite 1150 Marietta, GA 30067

Notwithstanding the foregoing, any notice, request or demand which you make pursuant to any statutory rights granted to debtors under Article 9 of the UCC shall only be effective upon receipt of a copy of said notice, request or demand by us at the address set forth above with the following caption “Attention: Manager- UCC Notice.”

16. GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND ALL TRANSACTIONS IT CONTEMPLATES, INCLUDING ALL ISSUES CONCERNING THE VALIDITY OF THIS AGREEMENT AND ANY TRANSACTIONS IT CONTEMPLATES, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF US, YOU AND SIGNING PRINCIPAL SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW. Without limiting the generality of the foregoing, you, the Signing Principals and we agree that Utah law shall govern the entire relationship between and among all parties hereto, including without limitation, all issues or claims arising out of, relating to, in connection with, or incident to this Agreement and any transactions it contemplates, whether such claims are based in tort, contract, or arise under statute or in equity, including without limitation the law with respect to applicable statutes of limitations, laches, or similar time-based defenses. Subject to each party’s right to elect arbitration under Section 19 below, you and the Signing Principal further irrevocably and unconditionally consent and submit to the jurisdiction of any state or federal court located in Utah (where we are located) or Georgia (where Servicer is located) to resolve any suit, action, controversy, or proceeding of any kind (whether in contract, tort, statute, equity or otherwise) between or among any of the parties hereto, arising out of, related to, in connection with, or incident to this Agreement or any of the transactions it contemplates. You and the Signing Principal hereby agree that any of the above-named courts shall be a convenient forum for any such suit, action, controversy, or proceeding of any kind between or among the parties hereto, arising out of, related to, in connection with, or incident to this Agreement or any of the transactions it contemplates. You and the Signing Principal waive, to the fullest extent permitted by law, (a) any objection that you or the Signing Principal may now or later have to the laying of venue of any suit, action, controversy, or proceeding arising out of, relating to, in connection with, or incident to this Agreement or any of the transactions it contemplates in any of the above-named courts, (b) any objection to personal jurisdiction applying in any such court, and (c) any claim that any such suit, action, controversy or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT IS MADE AND PERFORMED IN UTAH.

You and the Signing Principal understand and agree that: (i) we are located in Utah; (ii) we make all credit and other decisions from our office in Utah; and (iii) the loan hereunder is made in Utah (that is, no binding contract will be formed until we receive and accept your signed agreement in Utah).

17. FAX SIGNATURES; COUNTERPARTS. You and the Signing Principal agree that your faxed, scanned or other electronic signatures will be considered as good as your original signature and admissible in court as conclusive evidence. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

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18. INTERPRETATION; MISCELLANEOUS. This Agreement shall only be valid when accepted by us at our home office in Utah. Except as otherwise stated in Section 19, the provisions of this Agreement shall be severable and if any provision shall be invalid, void or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (subject nevertheless to restrictions provided in Section 11). This Agreement, together with the other agreements and instruments mentioned herein or executed by you contemporaneously herewith, constitutes the entire agreement of the parties hereto and we shall not be charged with any agreement or representation not contained in a writing executed by us as provided herein. Any modifications to this Agreement, which is our form agreement used for all loans we make, must be made in a separate amending document signed by both parties. Absent manifest error, our records shall be conclusive evidence with respect to the matters governed by this Agreement (including the total amount of Weekly Payment Amounts and other amounts paid to us) but the failure to record any such amount in such records or otherwise shall not limit or affect your obligations or our rights hereunder. Whenever terms such as “include” or “including” are used herein, they shall mean “include” or “including,” as the case may be, without limiting the generality of any description or word preceding such term. Whenever terms such as “acceptable to us” or “to our satisfaction” are used or we are granted the contractual right to choose between alternatives or express our opinion, the satisfaction, choices and opinions are to be made in our sole and absolute discretion. The captions or headings herein are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of such document. As used herein, all masculine pronouns shall include the feminine or neuter, and all singular terms the plural forms thereof, and vice versa. Any exhibits annexed hereto are incorporated therein and made a part thereof as if contained in the body of this Agreement. All references to “Sections” shall be deemed to refer to the numbered sections of this Agreement, unless otherwise expressly provided, whether or not “hereof,” “above,” “below” or like words are used. This Agreement has been drafted by our counsel as a convenience to the parties hereto only and shall not, by reason of such action, be construed against us or any other party.

19. ARBITRATION AGREEMENT. You or we each may elect to resolve any and all claims and disputes relating in any way to this Agreement or our dealings with one another (“Claims”), except for Claims concerning the validity, scope or enforceability of this Arbitration Agreement, through BINDING INDIVIDUAL ARBITRATION. This Arbitration Agreement is made with respect to transactions involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U. S. C. §§ 1-16 (the “FAA”), and not by state law. SIGNING PRINCIPAL AGREES THAT SECTION 19 (INCLUDING SECTIONS 19.1 – 19.6) SHALL APPLY TO HIM/HER IN THE SAME MANNER AS BORROWER.

19.1 Individual Arbitration. If either of us elects to resolve a dispute by arbitration, this means that neither you nor we will be able to have the dispute settled by a court or jury trial or to participate in a class action or class arbitration. Other rights that you and we would have if you or we went to court will not be available or will be more limited in arbitration, including your and our right to appeal. YOU AND WE BOTH UNDERSTAND AND AGREE THAT BY ALLOWING EACH OTHER TO ELECT TO RESOLVE ANY DISPUTE THROUGH INDIVIDUAL ARBITRATION, WE ARE EACH WAIVING THE RIGHT TO A JURY TRIAL OR A TRIAL BEFORE A JUDGE IN A PUBLIC COURT. IF EITHER YOU OR WE ELECT TO RESOLVE A DISPUTE BY ARBITRATION, THAT DISPUTE SHALL BE ARBITRATED ON AN INDIVIDUAL BASIS. NEITHER YOU NOR WE MAY BRING A CLAIM UNDER THIS PROVISION AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE CAPACITY. THE ARBITRATOR(S) MAY NOT CONSOLIDATE MORE THAN ONE PARTY'S CLAIMS (except Claims by or against you and the Signing Principal with respect to a single Agreement or series of Agreements involving the same parties) AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING.

19.2 Arbitration Rules. Arbitration of any dispute under this Arbitration Agreement shall be administered by the American Arbitration Association (“AAA”) pursuant to the Commercial Arbitration Rules and Mediation Procedures of AAA in effect at the time the arbitration is initiated. You may contact AAA to obtain information about arbitration, arbitration procedures and fees by calling 800-778-7879 or visiting www.adr.org. If AAA is unable or unwilling to administer the arbitration of a dispute, then a dispute may be referred to any other arbitration organization mutually agreed upon in writing by you and us or to an arbitration organization or arbitrator appointed pursuant to section 5 of the FAA, and the commercial arbitration rules and procedures of such other organization shall be applicable to such arbitration. The arbitrator shall apply applicable substantive law consistent with the FAA and applicable statutes of limitations and shall be authorized to award any relief that would have been available in court, including awarding costs and fees to the prevailing party, provided that the arbitrator’s authority to resolve claims and make awards is limited to you and us alone except as otherwise specifically stated herein. No arbitration award or decision will have any preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration. The decision by the arbitrator shall be final and binding. You and we agree that this Arbitration Agreement extends to any other parties involved in any Claims, including but not limited to your Principals and our employees, affiliated companies and vendors. In the event of any conflict between this Arbitration Agreement and the AAA arbitration rules or the rules of any other arbitration organization or arbitrator, this Arbitration Agreement shall govern. The parties agree that the place of any arbitration pursuant to this Arbitration Agreement shall exclusively be Salt Lake City, Utah.

19.3 Arbitration Fees and Costs. You and we shall each pay its respective arbitration costs, fees and expenses as required pursuant to the applicable arbitration rules and procedures, including without limitation the party filing any Claims shall be responsible for payment of any initial arbitration filing fees, costs or expenses. Without limiting the foregoing, to the extent allowed under the applicable arbitration rules and procedures and/or applicable law, the prevailing party in any arbitration or dispute under or in connection with this Arbitration Agreement shall be entitled to recover all fees, expenses and costs arising from or relating to such proceeding, including without limitation reasonable attorneys’ fees incurred by such party in connection with any such proceeding or dispute.

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19.4 Exceptions. Notwithstanding any other provision of this Agreement, you or we may seek relief in a small claims court for Claims within the jurisdiction of that court. In addition, you and we agree that this Arbitration Agreement does not stop you or us from exercising any lawful rights to seek provisional remedies or self-help. You and we agree that we each may seek provisional remedies in court or self-help remedies out of court without waiving the right to arbitrate. Notwithstanding any other provision of this Agreement, if the foregoing prohibition against consolidated, class and/or representative arbitration is determined to be invalid or unenforceable, then this entire Arbitration Agreement shall not apply. If any portion of this Arbitration Agreement other than the prohibition on consolidated, class and representative arbitration is deemed invalid or unenforceable, it shall not invalidate the remaining portions of this Arbitration Agreement.

19.5 Arbitration Agreement Is Optional. YOU HAVE THE RIGHT TO REJECT THIS ARBITRATION AGREEMENT, BUT YOU MUST EXERCISE THIS RIGHT PROMPTLY. If you do not wish to be bound by this agreement to arbitrate, you must notify us in writing within sixty (60) days after the Effective Date. You must send your request to: WebBank, c/o CAN Capital, Inc. as Servicer, Customer Service Department, 1850 Parkway Place, Suite 1150, Marietta, GA 30067. The request must include your full name, address, account number, and the statement “I reject the Arbitration Agreement contained in my Business Loan Agreement.” If you exercise your right to reject arbitration, the other terms of this Agreement shall remain in full force and effect as if you had not rejected arbitration.

19.6 Cure Provision. You and we intend for both of us to have the right to arbitrate disputes on an individual basis as set forth above. In the event that a court finds any reason to invalidate or refuse to enforce this Arbitration Agreement, the party aggrieved by that decision shall have the right to take unilateral action to eliminate the basis for the court’s decision, such as by waiving any right or remedy it has under this Agreement or agreeing to additional fee or cost shifting. This cure right may be exercised during briefing of a motion to compel arbitration, during oral argument, or in a renewed motion to compel arbitration. If a renewed motion is filed, you and we agree that the exercise of cure rights hereunder shall constitute new facts permitting such a renewed motion.

20. POST-TERMINATION REQUESTS; SURVIVAL.

20.1 Post-Termination Requests. Once six (6) business days have passed since the date on which you have fulfilled all of your obligations to us under this Agreement, you may: (a) call or write to us to request a “zero balance letter” and/or a UCC-3 Release of the UCC-1 financing statements. Please note that depending on the Secretary of State’s office in your state a UCC-3 can take up to 30 business days to be created and returned to us.

20.2 Survival. The Personal Guaranty and the following Sections hereof shall survive the expiration or termination of this Agreement for any reason and/or the relationship between us, any bankruptcy by you or us and any transfer by us of this Agreement or our rights hereunder: 7.1, 7.2, 8.4, 8.5, 10.9, 10.10, 10.11, 10.13, 11, 13, 14, 15, 16, 17, 18, 19 (including Sections 19.1 – 19.6) and 20.

21. TRANSACTIONS INVOLVING COLLATERAL. You represent, warrant and agree that: (a) you shall not sell, offer to sell, or otherwise transfer or dispose of any Collateral, except for inventory sold or accounts collected in the ordinary course of your business, unless we otherwise agree in writing; (b) no one else has any interest in or claim against the Collateral that you have not disclosed to us in writing prior to the Effective Date; (c) you shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any security interests, liens, claims, charges, restrictions, conditions, options, rights, mortgages, equities, pledges and encumbrances of any kind or nature whatsoever (collectively, “Liens”) other than the security interest granted to us hereunder; and (d) you have, and at all times will have, good, complete and marketable title to all Collateral, free and clear of any and all Liens or any other rights or interests that may be inconsistent with the transactions contemplated with us under this Agreement, or adverse to our interests. You shall, at your sole cost and expense, defend our rights in the Collateral against the claims and demands of all other persons. All proceeds from any unauthorized disposition of the Collateral shall be held in trust for us, shall not be commingled with any other funds and shall be immediately delivered to us; provided, however that this requirement does not constitute our consent to any such disposition.

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AGREEMENT CONTINUES ON NEXT PAGE

22. SIMULTANEOUS FUNDING RESTRICTION. You shall not enter into any arrangement, agreement or commitment with any person or entity other than us (a) that involves the direct or indirect pledge or sale of any portion of payments by your customers with credit cards, debit cards, charge cards, bank cards and/or other payment cards (“Card Receivables”), whether in the form of a purchase of, a loan against, or the sale or purchase of credits against, Card Receivables; or (b) that requires or contemplates that you will make regular payments more frequently than monthly. You agree that financing statements we file to protect our interests in the Collateral and under this Agreement may contain a statement that you are prohibited from transferring Card Receivables or other Collateral to any person or entity other than us, granting any security interest in Card Receivables or other Collateral to any person or entity other than us, or entering into any financing arrangement requiring or contemplating regular payments more frequently than monthly, until you have fulfilled all of your obligations to us.

ARBITRATION NOTICE. THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION IN SECTION 19 (INCLUDING SECTIONS 19.1 – 19.6). THE ARBITRATION AGREEMENT AFFECTS YOUR LEGAL RIGHTS. READ IT CAREFULLY BEFORE SIGNING.

BORROWER SIGNATURE

I have read this entire Agreement, including the Arbitration Agreement in Section 19 (including Sections 19.1 – 19.6), and received a copy for my records. I understand that I have the right to consult with an attorney before signing this Agreement if I choose to do so. I am able to read and understand the English language. By signing below, on behalf of Borrower and in my individual capacity as a Signing Principal, I agree to all of the terms of this Agreement, including the Arbitration Agreement and the other “Key Terms and Conditions” summarized on Page 2, Table E, and offer to enter into the transaction it describes.

BUSINESS LEGAL NAME (TYPE OR PRINT) Infinite Group Inc.
AUTHORIZED SIGNATURE	NAME (TYPE OR PRINT) James Villa	TITLE (TYPE OR PRINT) Owner

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PERSONAL GUARANTY ON NEXT PAGE MUST ALSO BE SIGNED

PERSONAL GUARANTY

THIS GUARANTY CREATES SPECIFIC PERSONAL LEGAL OBLIGATIONS FOR GUARANTOR AS AN INDIVIDUAL. PLEASE READ IT CAREFULLY BEFORE SIGNING.

I hereby personally and unconditionally guaranty for the benefit of WebBank and its successors and assigns (“Lender”) the prompt payment to Lender of all amounts owed by the Borrower referenced above (“Borrower”) under the above Agreement. The obligations of Signing Principal(s) pursuant to the foregoing guarantees are primary, joint and several, and irrevocable, irrespective of the genuineness, validity, regularity or enforceability of the Agreement, and without regard to any circumstance that might constitute a legal or equitable discharge of a guarantor. This is a guaranty of payment and performance and not a guaranty of collection. This is an absolute, unconditional, primary and continuing obligation and will remain in full force and effect until all amounts owed to Lender pursuant to the Agreement are satisfied in full. I agree to be bound by all of the terms and conditions contained in the Agreement and applicable to the Signing Principal. I further agree that Lender may extend, transfer and amend the Agreement and I agree to be bound by all such changes. I waive all defenses, legal or equitable, otherwise available to me, and I waive all notices to which I might otherwise be entitled by law, including notices of protest, presentment, transfer, demand and default. I agree Lender may proceed against me separately without first proceeding against Borrower, any collateral or any other Guarantor. This Guaranty will not be discharged or affected by my death and will bind my heirs and personal representatives. I hereby authorize Lender, its agents and representatives and any credit reporting agency engaged by Lender, to (a) investigate any references given or any other statements or data obtained from or about me for purposes of this guaranty, the Agreement, and any associated documentation, and (b) pull credit reports at any time now and for so long as Borrower or I may have any obligation to Lender as a consequence of this Guaranty or the Agreement, including for Lender’s collection processes and its credit evaluations, including to determine Borrower’s or my eligibility to enter into the Agreement or any future agreement with Lender. I hereby expressly consent to receive notices and transact business by electronic means.

I ACKNOWLEDGE AND AGREE THAT THIS GUARANTY, THE AGREEMENT AND ALL ASSOCIATED DOCUMENTATION SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, APPLIED WITHOUT GIVING EFFECT TO CONFLICT-OF-LAWS PRINCIPLES.

I ACKNOWLEDGE AND AGREE THAT THIS GUARANTY IS GOVERNED BY THE ARBITRATION AGREEMENT SET FORTH ABOVE IN SECTION 19 (INCLUDING SECTIONS 19.1 – 19.6). WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF, RELATED TO, IN CONNECTION WITH OR INCIDENT TO THIS GUARANTY, THE AGREEMENT, OR ANY ASSOCIATED DOCUMENTATION, I WAIVE MY RIGHT TO A JURY AND AGREE TO ARBITRATE ANY CLAIMS ON AN INDIVIDUAL BASIS AS SET FORTH IN THE ARBITRATION AGREEMENT ABOVE.

Guarantor Signatures

GUARANTOR SIGNATURE	NAME (TYPE OR PRINT) James Villa

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